UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

DYNARESOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-30371	94-1589426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Urban Towers 222 W. Las Colinas Blvd. Suite 1910 - North Tower
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 868-9066

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2024, Mr. Ronald Vail and Dr. Jose Vargas Lugo each advised the Company’s Board of Directors that they were resigning their seats on the Board to make way for the appointment of Mr. Brent Omland and Dr. Quinton Hennigh. On the same date, the Board accepted Mr. Vail’s and Dr. Vargas Lugo’s resignations and appointed Mr. Omland and Dr. Hennigh to the vacancies created thereby as Class I directors of the Company. Dr. Vargas Lugo will continue to serve as the Company’s Director of Operations – Mexico and President – Mexico Operations.

The Board has not determined which committees of the Board Mr. Omland and Dr. Hennigh will be asked to join.

Mr. Omland was elected pursuant to the terms of the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated August 2, 2023, by and between the Company and Ocean Partners Holdings Limited (“Ocean Partners”) filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on August 10, 2023, which is incorporated herein by reference.

Mr. Omland is the co-CEO of Ocean Partners, which purchases gold produced by the Company pursuant to that certain Gold Concentrate Purchase Agreement dated February 1, 2021, as amended (the “Offtake Agreement”), by and between the Company’s affiliate, DynaResource de Mexico, SA de CV, and an affiliate of Ocean Partners, MK Metal Trading Mexico SA de CV, a copy of which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 10, 2023, which is incorporated herein by reference. In 2023, Ocean Partners paid the Company $35.3 million under the Offtake Agreement.

In addition to ordinary Board compensation, Dr. Hennigh has been awarded options to purchase up to 400,000 shares of Common Stock of the Company, par value $0.01 per share, for an exercise price of $5.00 per share, with such options vesting in 25% increments on each of the first four anniversaries of the date of the award.

Dr. Hennigh’s stock option award was issued pursuant to the newly adopted DynaResource, Inc. 2024 Equity Incentive Plan (the “Plan”), which the Board of Directors approved on February 19, 2024. The Company intends to submit the Plan for stockholder approval at the 2024 annual meeting of stockholders. Pursuant to the Plan, the Company may issue various types of equity incentives, including stock options, restricted stock, and stock appreciation rights, to employees, directors, and consultants. The Plan has a term of 10 years and provides for the issuance of no more than an aggregate 2,700,000 shares of Common Stock over the life of the Plan. The Plan is administered by the Compensation Committee of the Board of Directors. The foregoing description is qualified in its entirety by reference to the Plan, a copy of which, along with the form of Non-Qualified Stock Option Agreement to be used thereunder, are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 8.01 Other Events

On February 22, 2024, the Company issued a press release discussing the changes on the Company’s Board of Directors disclosed above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d)
Exhibits

Exhibit No.	Description

10.1	DynaResource, Inc. 2024 Equity Incentive Plan
10.2	Form of Non-Qualified Stock Option Agreement
99.1	Press Release dated February 22, 2024 Announcing Board Resignations and Appointments

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.

Date:	February 22, 2024	By:	/s/ Koy W. ("K.D.") Diepholz
Koy W. ("K.D.") Diepholz Chief Executive Officer